Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of (i) our report dated March 2, 2015 relating to the 2014 and 2013 consolidated financial statements of Sanchez Energy Corporation, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, (ii) our report dated May 31, 2013 relating to the Statements of Revenues and Direct Operating Expenses of the Eagle Ford assets acquired by Sanchez Energy Corporation from Hess Corporation, which is contained in Sanchez Energy Corporation’s Current Report on the Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on June 3, 2013 and (iii) our report dated June 11, 2014 relating to the Statements of Revenues and Direct Operating Expenses of the Catarina Assets to be acquired by Sanchez Energy Corporation from SWEPI LP and Shell Gulf of Mexico Inc., which is contained in Sanchez Energy Corporation’s Current Report on Form 8-K, filed with the SEC on September 9, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

March 21, 2016